Holland & Knight Letterhead
Exhibit 5.1
March 24, 2005

Applied Digital Solutions, Inc.
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement (the “Registration Statement”) on Form S-3 filed by Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the offering of up to 722,543 shares of Common Stock, par value $.01 per share, which may be sold by the selling security holders as described in the Registration Statement. Of the shares described, 684,543 have been issued by the Company pursuant to a Stock Purchase Agreement, dated February 25, 2005, between the Company and Digital Angel Corporation (“the Outstanding Shares”) and up to 38,000 may be issued pursuant to a  Settlement Agreement, dated January 10, 2005, between the Company and Innovative Circuits Arizona, Inc. (the “Issuable Shares).

In connection with the foregoing registration, we have acted as counsel for the Company and have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officials and representatives of the Company, and other documents as we have deemed necessary to deliver the opinions expressed below.

Our opinions expressed below are based upon, and we rely herein upon, the opinion of special Missouri counsel attached hereto as Annex A, addressed to us and delivered to us as of the date hereof (the “Base Opinion”), that the Outstanding Shares have been legally issued and are fully paid and non-assessable shares of common stock of the Company, and that the Issuable Shares, when issued in accordance with the applicable resolutions of the Board of Directors of the Company and when the requisite consideration for such issuance has been received by the Company, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

Based upon the foregoing and in reliance thereon, and based upon and in reliance upon the Base Opinion, we are of the opinion that the Outstanding Shares have been legally issued and are fully paid and non-assessable shares of common stock of the Company and that the Issuable Shares, when issued in accordance with the applicable resolutions of the Board of Directors of the Company and when the requisite consideration for such issuance has been received by the Company, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

This opinion is limited to the present laws of the State of Florida and the State of Missouri (except that with respect to Missouri law we are relying solely on the Base Opinion) and to the present judicial interpretations thereof and to the facts as they presently exist.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption “Legal Matters” contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

            Very truly yours,
            /s/HOLLAND & KNIGHT LLP

ANNEX A

Opinion of Special Missouri Counsel
[Letterhead of Thompson Coburn LLP]
March 24, 2005

Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, Florida 33131-5441

Re:    Registration Statement on Form S-3 for 722,543 Shares of Applied Digital Solutions, Inc. Common Stock, $0.01 par value

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about March 23, 2005 by Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), for the purpose of registering under the Securities Act of 1933, as amended, the offering of 722,543 shares of the Company’s common stock, $0.01 par value (the “Shares”) which may be sold by the Company as described in the Registration Statement, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Restated Articles of Incorporation, as amended, Amended and Restated Bylaws, Board of Director resolutions relating to the offering of the Shares, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and

2.
That portion of the Shares issued by the Company pursuant to the Stock Purchase Agreement, dated February 25, 2005, by and between the Company and Digital Angel Corporation and to be registered by the Company pursuant to the Registration Statement have been duly authorized and are legally issued, fully paid and non-assessable shares of the common stock of the Company.

3.
That portion of the Shares that will be issued by the Company pursuant to the Settlement Agreement, dated January 10, 2005, by and between the Company and Innovative Circuits Arizona, Inc. and registered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the applicable resolutions of the Board of Directors of the Company, and when the requisite consideration for such issuance has been received by the Company, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

We consent to the filing of this opinion as Annex A to Exhibit 5.1 to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

                                                            Very truly yours,

/s/ Thompson Coburn LLP